FOR IMMEDIATE RELEASE

MERRIMAN CURHAN FORD REPORTS FOURTH QUARTER
AND FISCAL YEAR 2008 RESULTS

SAN FRANCISCO – March 17, 2009 – Merriman Curhan Ford Group, Inc. (NASDAQ: MERR) today released earnings for 2008.

2008 Financial Highlights

-	Total 2008 revenue was $36.6 million, a 56% decrease from 2007:

-	Commissions revenue was $33.7 million, a 6% increase from 2007;

-	Investment banking revenue was $11.4 million, a 62% decrease from 2007; and

-	Principal transaction revenues had a loss of $9.0 million, comprised primarily of mark to market losses in the firm’s warrant positions and proprietary account.

-	Loss from continued operations for the year was $24.5 million, or $1.95 per diluted share, compared to an income from continued operations of $10.9 million for 2007, or $0.86 per diluted share.

-	Financial condition:

-	Total assets were $18.9 million, compared with $64.6 million as of 2007; and

-	Cash and marketable securities were $11.0 million at the end of 2008.

-	Discontinued operations:

The 2008 financial highlights shown above, consistent with the 2008 10-K and financial statements to be filed with the SEC on March 30, 2009, exclude the results of the company’s subsidiary Panel Intelligence, LLC, which is presented as discontinued operations.  Merriman Curhan Ford sold its Panel Intelligence assets in January 2009.  Including discontinued operations, the net loss was $30.3 million, or $2.41 per diluted share, for the 12 months ending December 31, 2008, compared with a net income of $9.3 million, or $0.74 per diluted share, in 2007.

“It clearly was a very tough year for our firm,” said Jon Merriman, chief executive officer of Merriman Curhan Ford. “We are working our way through an extraordinarily difficult capital markets environment, coupled with significant expenses associated with our legal battles over the past year. Despite these difficulties, we see many opportunities and will do our best to capitalize on them. I am proud of our core team of professionals serving both institutional investors, many of whom are facing tough times as well, and our corporate clients in need of financing and strategic advice.”

Fourth Quarter 2008 Financial Highlights

-	Total quarterly revenue was $7.7 million, a 78% decrease from fourth quarter 2007:

-	Commissions revenue was $9.3 million, a 4% increase from fourth quarter 2007;

-	Investment banking revenue was $2 million, a 86% decrease from fourth quarter 2007; and

-	Principal transaction revenues had a loss of $3.8 million, comprised primarily of mark to market losses in the firm’s warrant positions and proprietary account.

-
Loss from continued operations for the quarter was $4.3 million, or $0.34 per diluted share, compared to an income from continued operations of $7.1 million for the fourth quarter 2007, or $0.54 per diluted share.

-	Including discontinued operations in the fourth quarter 2008 highlights, net loss for the quarter was $6.4 million, or $0.50 per diluted share.

Merriman added: “For many in the financial community, survival is the new success. We are executing on a plan that has lowered expenses by more than $10 million annually and raised cash through the sale of non-core assets – reflecting a smaller, more focused revenue platform as a result. Our firm is now geared to operate in a sharply reduced capital markets environment. If the market improves, we are still positioned to benefit. It is important to note that the number of companies under $2 billion in market cap with no research coverage or advisory relationships has grown exponentially.  We view this group as part of our core growth strategy as we strive to benefit from these difficult times.”

Conference Call for the 2008 Results

In conjunction with this announcement, Merriman Curhan Ford will host a discussion of the company’s 2008 results with investors and financial analysts today, Tuesday, March 17, 2009, at 2 PM (PT) / 5 PM (ET).  Interested listeners and participants may access the live conference call by dialing (800) 240-4186 or may access the live web broadcast at the company’s website, www.mcfco.com. An archived version of the discussion will be available on the company’s website following the conclusion of the live conference call.

About Merriman Curhan Ford

Merriman Curhan Ford (NASDAQ: MERR) is a financial services firm focused on fast-growing companies and the institutions that invest in them. The company offers high-quality investment banking, equity research, institutional services, corporate & executive services, asset management and venture services, and specializes in three growth industry sectors: CleanTech, Consumer/Internet/Media and Health Care. For more information, please go to www.mcfco.com.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-Q filed on November 10, 2008 and in our Form 10-K filed on February 12, 2008. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-Q filed on November 10, 2008, together with this press release and the financial information contained herein, is available on our website by going to www.mcfco.com and clicking on "Investor Relations."

At the Company: Peter Coleman Chief Financial Officer (415) 248-5640 pcoleman@mcfco.com

MERRIMAN CURHAN FORD GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Year ended December 31,
	2008	2007	2006
REVENUE
Commissions	$33,678,706	$31,681,563	$30,105,085
Principal transactions	(9,040,218)	20,116,392	(171,055)
Investment banking	11,432,454	30,138,783	21,190,786
Advisory and other fees	496,894	1,811,527	693,822
Total revenue	36,567,836	83,748,265	51,818,638
Operating expenses:
Compensation and benefits	36,670,457	53,669,449	42,840,431
Brokerage and clearing fees	3,042,133	2,635,328	2,614,513
Professional services	9,161,729	2,785,414	2,441,417
Occupancy and equipment	2,303,944	1,638,353	1,665,410
Communications and technology	3,762,954	3,405,411	2,969,872
Depreciation and amortization	705,883	681,756	645,129
Travel and business development	2,921,196	2,499,768	2,738,393
Other	4,411,128	3,386,421	2,400,765
Total operating expenses	62,979,424	70,701,900	58,315,930
Operating income (loss)	(26,411,588)	13,046,365	(6,497,292)
Loss on retirement of convertible note payable	—	—	(1,348,805)
Interest income	375,949	461,491	484,909
Interest expense	(72,304)	(134,868)	(535,014)
Income (loss) from continuing operations before income taxes	(26,107,943)	13,372,988	(7,896,202)
Income tax benefit (expense)	1,635,214	(2,462,165)	—
Income (loss) from continuing operations	(24,472,729)	10,910,823	(7,896,202)
Loss from discontinued operations	(5,801,076)	(1,587,788)	(324,213)
Net income (loss)	$(30,273,805)	$9,323,035	$(8,220,415)
Basic net income (loss) per share:
Income (loss) from continuing operations	$(1.95)	$0.95	$(0.79)
Loss from discontinued operations	$(0.46)	$(0.14)	$(0.03)
Net income (loss)	$(2.41)	$0.81	$(0.82)
Diluted net income (loss) per share:
Income (loss) from continuing operations	$(1.95)	$0.86	$(0.79)
Loss from discontinued operations	$(0.46)	$(0.12)	$(0.03)
Net income (loss)	$(2.41)	$0.74	$(0.82)
Weighted average number of common shares:
Basic	12,550,872	11,528,187	9,989,265
Diluted	12,550,872	12,643,524	9,989,265

MERRIMAN CURHAN FORD GROUP, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$6,358,128	$31,653,657
Securities owned:
Marketable, at fair value	4,622,577	14,115,022
Not readily marketable, at estimated fair value	366,061	2,275,668
Other	185,065	2,229,120
Restricted cash	1,131,182	689,157
Due from clearing broker	1,752,535	1,251,446
Accounts receivable, net	612,234	2,940,959
Prepaid expenses and other assets	619,759	1,651,051
Equipment and fixtures, net	1,260,011	995,880
Assets from discontinued operations	1,958,038	6,771,371
Total assets	$18,865,590	$64,573,331

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$712,591	$579,097
Commissions and bonus payable	3,182,941	17,346,304
Accrued expenses	3,637,345	5,541,501
Due to clearing and other brokers	28,022	6,865
Securities sold, not yet purchased	903,217	3,804,558
Deferred revenue	709,691	119,999
Capital lease obligation	923,683	721,380
Convertible notes payable, net	—	197,416
Notes payable	—	41,573
Liabilities from discontinued operations	1,052,899	1,408,590
Total liabilities	11,150,389	29,767,283

Commitments and contingencies
Stockholders’ equity:
Convertible Preferred stock, Series A—$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2008 and 2007, respectively; aggregate liquidation preference of $0	—	—
Convertible Preferred stock, Series B—$0.0001 par value; 12,500,000 shares authorized; 1,250,000 shares issued and 0 shares outstanding as of December 31, 2008 and 2007; aggregate liquidation preference of $0	—	—
Convertible Preferred stock, Series C—$0.0001 par value; 14,200,000 shares authorized; 1,685,714 shares issued and 0 shares outstanding as of December 31, 2008 and 2007; aggregate liquidation preference of $0	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 12,756,656 and 12,310,886 shares issued and 12,730,218 and 12,284,448 shares outstanding as of December 31, 2008 and 2007, respectively	1,278	1,232
Additional paid-in capital	127,193,195	124,010,283
Treasury stock	(125,613)	(125,613)
Accumulated deficit	(119,353,659)	(89,079,854)
Total stockholders’ equity	7,715,201	34,806,048
Total liabilities and stockholders’ equity	$18,865,590	$64,573,331